Exhibit 99.1
AMERICAN GREETINGS ANNOUNCES THIRD QUARTER EARNINGS
Company declares 8 cent cash dividend
CLEVELAND (December 22, 2005) — American Greetings Corporation (NYSE: AM) today announced its third quarter results for the fiscal quarter ended November 30, 2005, and announced an 8 cent per share cash dividend.
Third Quarter Results
For the third quarter of fiscal 2006, the Company reported net sales of $558.6 million, pre-tax income of $25.0 million and income from continuing operations of $10.3 million or 16 cents per share (all per-share amounts assume dilution). Included in the 16 cents of earnings per share was a non-cash pre-tax goodwill impairment charge of $43.2 million (after-tax of approximately $33 million) that reduced earnings per share by 42 cents during the quarter. The Company believes that providing the earnings per share impact of the impairment charge is useful for investors who are focusing on core operating results and calculating comparability to prior periods and estimates.
In the prior year’s third quarter, the Company reported net sales of $586.2 million, pre-tax income of $65.8 million and income from continuing operations of $40.3 million or 51 cents per share. Included within the prior year’s third quarter were previously reported charges that reduced pre-tax income from continuing operations by $37.8 million.
Management Comments and Outlook
Chief Executive Officer Zev Weiss said, “We have recently reviewed various investment strategies, the probability of success and the return profile of each alternative, and have concluded that our best investment is in our own greeting card business. We believe our card business is poised for meaningful improvement. To enable that improvement, we are considering an investment of approximately $70 million to $100 million over the next couple of years, with the majority of that investment occurring during fiscal 2007.”
Weiss added, “We have also considered many other ways to wisely deploy the outstanding cash flow of the last few years and have concluded that in addition to an investment in cards, we should also invest in our own shares when we believe they are trading at a discount to intrinsic value. We are considering a more aggressive share repurchase program and several other changes to our capital structure, including replacing our convertible bond, which matures in July, 2006. Our objective in making these focused investments in our business is to generate higher earnings per share over the long term.”
For the fourth quarter of fiscal 2006, the Company is projecting earnings per share to be between 44 cents and 59 cents. For the full fiscal year 2006, the Company is projecting earnings per share between $1.03 and $1.18 (including the $33 million after-tax effect of the goodwill impairment charge) and between $1.45 and $1.60 without the impairment. The Company believes that providing the estimate excluding the impairment charge is useful for investors who are calculating comparability to prior years and estimates. The Company has included in its estimate the completion of its $200 million share repurchase program.

Financing Activities
The Company purchased 2.1 million shares of common stock for $52.6 million during the fiscal third quarter of 2006 under its previously announced $200 million share repurchase program. The third quarter repurchases bring the year-to-date purchases to 6.0 million shares of common stock for $149.1 million.
The Company’s Board of Directors authorized a cash dividend of 8 cents per share to be paid on January 23, 2006 to shareholders of record at the close of business on January 11, 2006.
Conference Call on the Web
American Greetings will broadcast its conference call live on the Internet at 9:30 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.
About American Greetings Corporation
American Greetings Corporation (NYSE: AM) is one of the world’s largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, candles, stationery, calendars, educational products, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual net sales of approximately $2 billion. For more information on the Company, visit http://corporate.americangreetings.com.
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CONTACT:
Stephen J. Smith
VP, Treasurer and Investor Relations
American Greetings Corporation
216-252-4864
investor.relations@amgreetings.com
Certain statements in this release, including those under “Management Comments and Outlook,” may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following: retail bankruptcies, consolidations and acquisitions, including the possibility of resulting adverse changes to contract terms; successful integration of acquisitions; successful transition of management; a weak retail environment; consumer acceptance of products as priced and marketed; the impact of technology on core product sales; competitive terms of sale offered to customers; successfully implementing supply chain improvements and achieving projected cost savings from those improvements; increases in the cost of material, energy and other production costs; the Company’s ability to comply with its debt covenants; fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments; escalation in the cost of providing employee health care; the ability of the Company to execute share repurchase programs or the ability to achieve the desired accretive effect from such repurchases; the timing and impact of any changes the Company may make to its capital structure and the outcome of any legal claims known or unknown. Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators and the public’s acceptance of online greetings and other social expression products and the ability of the mobile division to compete effectively in the wireless content aggregation market.
In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission.

AMERICAN GREETINGS CORPORATION
THIRD QUARTER CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDING FEBRUARY 28, 2006
(In thousands of dollars except share and per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2005	2004	2005	2004

Net sales	$558,619	$586,165	$1,389,451	$1,411,790

Costs and expenses:
Material, labor and other production costs	277,249	292,737	634,038	661,069
Selling, distribution and marketing	166,883	173,735	469,485	466,690
Administrative and general	57,898	64,476	179,996	186,118
Goodwill impairment	43,153	—	43,153	—
Interest expense	8,406	8,744	26,675	70,601
Other income — net	(19,931)	(19,341)	(40,234)	(52,917)

Total costs and expenses	533,658	520,351	1,313,113	1,331,561

Income from continuing operations before income tax expense	24,961	65,814	76,338	80,229
Income tax expense	14,654	25,470	36,376	31,049

Income from continuing operations	10,307	40,344	39,962	49,180

Income from discontinued operations, net of tax	2,620	22,417	2,620	24,729

Net income	$12,927	$62,761	$42,582	$73,909

Earnings per share — basic:
Income from continuing operations	$0.16	$0.58	$0.60	$0.72
Income from discontinued operations	0.04	0.33	0.04	0.36

Net income	$0.20	$0.91	$0.64	$1.08

Earnings per share — assuming dilution:
Income from continuing operations	$0.16	$0.51	$0.57	$0.67
Income from discontinued operations	0.03	0.27	0.03	0.30

Net income	$0.19	$0.78	$0.60	$0.97

Average number of common shares outstanding	65,425,537	68,753,922	67,041,089	68,391,128

Average number of common shares outstanding — assuming dilution	78,695,259	82,397,633	80,385,975	81,874,590

Dividends declared per share	$0.08	$0.06	$0.24	$0.06

AMERICAN GREETINGS CORPORATION
THIRD QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION
FISCAL YEAR ENDING FEBRUARY 28, 2006
(In thousands of dollars)

	(Unaudited)
	November 30,
	2005	2004

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$77,606	$221,744
Short-term investments	208,740	—
Trade accounts receivable, net	316,817	406,483
Inventories	259,363	263,482
Deferred and refundable income taxes	167,151	165,810
Prepaid expenses and other	220,309	213,693

Total current assets	1,249,986	1,271,212

GOODWILL	212,694	247,836
OTHER ASSETS	583,323	606,984

Property, plant and equipment — at cost	977,772	981,814
Less accumulated depreciation	664,555	648,536

PROPERTY, PLANT AND EQUIPMENT — NET	313,217	333,278

	$2,359,220	$2,459,310

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$135,151	$138,073
Accrued liabilities	122,570	118,519
Accrued compensation and benefits	88,193	78,463
Income taxes	23,873	55,020
Other current liabilities	107,079	71,567

Total current liabilities	476,866	461,642

LONG-TERM DEBT	475,967	483,988
OTHER LIABILITIES	113,736	102,216
DEFERRED INCOME TAXES	24,584	26,963

SHAREHOLDERS’ EQUITY
Common shares — Class A	60,391	64,663
Common shares — Class B	4,220	4,366
Capital in excess of par value	397,208	364,423
Treasury stock	(586,834)	(440,101)
Accumulated other comprehensive income	2,045	42,803
Retained earnings	1,391,037	1,348,347

Total shareholders’ equity	1,268,067	1,384,501

	$2,359,220	$2,459,310

AMERICAN GREETINGS CORPORATION
THIRD QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS
FISCAL YEAR ENDING FEBRUARY 28, 2006
(In thousands of dollars)

	(Unaudited)
	Nine Months Ended
	November 30,
	2005	2004
OPERATING ACTIVITIES:
Net income	$42,582	$73,909
Income from discontinued operations	2,620	24,729

Income from continuing operations	39,962	49,180
Adjustments to reconcile to net cash provided by operating activities:
Goodwill impairment	43,153	—
Gain on sale of investment	—	(3,095)
(Gain) loss on fixed assets	(438)	1,817
Loss on extinguishment of debt	863	39,056
Depreciation and amortization	41,631	42,425
Deferred income taxes	(6,608)	(18,953)
Other non-cash charges	5,069	1,429
Changes in operating assets and liabilities, net of acquisitions:
Increase in trade accounts receivable	(137,741)	(169,141)
Increase in inventories	(40,135)	(19,852)
Decrease in other current assets	9,097	10,298
Decrease in deferred costs — net	59,256	98,314
(Decrease) increase in accounts payable and other liabilities	(10,304)	25,475
Other — net	8,907	10,017

Cash Provided by Operating Activities	12,712	66,970

INVESTING ACTIVITIES:
Property, plant and equipment additions	(32,491)	(25,745)
Proceeds from sale of fixed assets	7,548	3,545
Proceeds from sale of discontinued operations	—	77,000
Cash payments for business acquisitions	—	(3,894)
Proceeds from sale of short-term investments	1,362,430	—
Purchases of short-term investments	(1,362,430)	—
Investment in corporate owned life insurance	(1,509)	(3,468)
Other — net	(5,762)	23,958

Cash (Used) Provided by Investing Activities	(32,214)	71,396

FINANCING ACTIVITIES:
Reduction of long-term debt	(10,782)	(216,417)
Sale of stock under benefit plans	26,408	35,875
Purchase of treasury shares	(150,705)	(18,263)
Dividends to shareholders	(16,141)	(4,125)

Cash Used by Financing Activities	(151,220)	(202,930)

Cash Used by Discontinued Operations	—	(2,395)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,939)	3,253

DECREASE IN CASH AND CASH EQUIVALENTS	(172,661)	(63,706)

Cash and Cash Equivalents at Beginning of Year	250,267	285,450

Cash and Cash Equivalents at End of Period	$77,606	$221,744